Exhibit 16.1

July 1, 2021

Securities and Exchange Commission

Washington, D.C. 20549

Commissioners:

We have read Grant Park Future Fund Limited Partnership’s statements included under Item 4.01(a) of its Form 8-K filed on July 1, 2021, and we agree with such statements concerning our firm.

/s/ RSM US LLP